January 25, 1996



 Securities and Exchange Commission
 Filing Desk
 450 Fifth Street, N.W.
 Judiciary Plaza
 Washington, D.C.  20549

 Re:   John Hancock Properties Limited Partnership
       File Number 0-13473

 Gentlemen:

 Pursuant to the requirements of the Securities Exchange Act of 1934, we are transmitting herewith the attached Current Report on Form 8-K of the John Hancock Properties Limited Partnership dated January 17, 1996.

 Sincerely,

 RICHARD E. FRANK

 Richard E. Frank
 Treasurer (Chief Accounting Officer)



 cc:   A. Curtis Greer, Esquire/Grace dos Santos, Esquire
       Rogers & Wells

       Martin Gottlieb, Esquire
       John Hancock Mutual Life Insurance Company

                     SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


    Date of Report (Date of Earliest Event Reported):  January 17, 1996


                JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP
           (Exact Name of Registrant as Specified in its Charter)


        Massachusetts             0-13473                   04-2830750
          (State of             (Commission               (IRS Employer
        Organization)            File No.)             Identification No.)


          200 Berkeley Street
           Boston, MA  02117                         (800) 722-5457
    (Address of principal executive             (Registrant's telephone
      offices, including zip code)               number, including area
                                                         code)


                               Not Applicable

       (Former name or former address, if changed since last report)

                JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP
                   (A Massachusetts Limited Partnership)


ITEM 5 - Other Information
--------------------------
Letter to Limited Partners
--------------------------
The following letter was distributed by the John Hancock Properties Limited Partnership (the "Partnership") on January 17, 1996:

JANUARY 1996

TO THE LIMITED PARTNERS OF
JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP:

This letter provides information on the sale of the last property of the John Hancock Properties Limited Partnership (the "Partnership") and summarizes the Partnership's liquidation plan as of the date hereof.

DISPOSITION OF THE PARTNERSHIP'S REMAINING PROPERTY

On December 29, 1995, the Partnership sold its last remaining property, the Fisherman's Village Apartments, to a non-affiliated buyer for a gross sales price of $9,800,000 and received net sales proceeds of approximately $9,377,000, after deductions for commissions and selling expenses incurred in connection with the sale of the property. This transaction generated a non-recurring gain of approximately $818,000, representing the difference between the net sales price and the property's net book value of $8,559,262. The Partnership received net cash proceeds of approximately $1,183,000 from the sale, representing the excess of the net sales proceeds over the outstanding mortgage indebtedness on the property of $8,193,774, which indebtedness was then held by the Managing General Partner.

Under current tax laws, the Fisherman's Village Apartments transaction generated a taxable gain to each Limited Partner of approximately $200 per $1,000 unit of Limited Partnership Interest ("Unit"). To the extent Limited Partners have been unable to utilize passive losses in prior years to offset other income, they may have accumulated passive losses that may be used to shelter all or part of such income. Limited Partners should consult their tax advisors with respect to their individual tax situations.


FINANCIAL RESULTS AND LIQUIDATION PLAN

The net assets of the Partnership totaled approximately $1,737,000 as of December 29, 1995, substantially all of which was cash and cash equivalents. The Partnership's net assets increased by approximately $638,000 during the period from October 1, 1995 through December 29, 1995, primarily as a result of the cash received from the sale of the Fisherman's Village Apartments property less total payments made on the outstanding mortgage indebtedness on the property and the net loss generated by the Partnership's operations during that period.

                JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP
                   (A Massachusetts Limited Partnership)

The sale of the Fisherman's Village Apartments property resulted in the termination of the Partnership's operations. Mailed with this report to the Limited Partners is a total distribution of $658,620, or $30 per Unit, from the Partnership's net assets. The remaining balance of the Partnership's net assets in the amount of approximately $1,078,000, or $49 per Unit, has been used to establish a reserve for possible liabilities which may arise. If all liabilities are resolved by the end of 1996 and the Managing General Partner determines that funds are available for distribution, the Managing General Partner expects to make a final distribution of the Partnership's net assets, in accordance with the terms of the Partnership Agreement, to the Limited Partners by December 31, 1996. Such final distribution, if any, will result in the liquidation and termination of the Partnership. At such time the Units will be cancelled and, in accordance with federal securities laws, they will be de-registered with the S.E.C., after which time the Partnership will no longer be required to file periodic reports with the S.E.C. The Managing General Partner will, however, deliver a final report to Limited Partners with respect to the fiscal year 1996, in accordance with the Partnership Agreement. A Schedule K-1 for the Partnership will be provided to each Limited Partner by March 31, 1997 with information for preparing your 1996 income tax return. If the Partnership is liquidated and terminated by the end of 1996, such Schedule K-1 will be the final Schedule K-1 provided to investors.

PROJECTED BENEFITS

The Managing General Partner estimates, based upon the assumptions set forth below, that the combined cash distributions and tax savings the Limited Partners may receive in connection with their investment in the Partnership from its inception through its projected liquidation at the end of 1996 may total approximately $13,960,000, or $636 per Unit. This amount includes total projected cash distributions of approximately $5,400,000, or $246 per Unit, (including $852,912, or $38.85 per Unit, of cash distributions made during June 1990, $2,854,020, or $130.00 per Unit, of cash distributions made in August 1995 and $658,620, or $30.00 per Unit, of cash distributions mailed with this letter) and estimated tax savings of approximately $8,560,000, or $390 per Unit. Estimated tax savings are based upon the assumption that the Limited Partners are in the highest tax bracket, have other passive income and made their full capital contribution on the Partnership's first admission date. Limited Partners should consult their tax advisors with respect to their individual tax situations. Projected cash distributions are based upon the assumption that substantially all of the net assets of the Partnership as of December 29, 1995 will be available for distribution, as to which no assurance can be given at this time.

Should you have any questions regarding your investment in the Partnership, please contact the Investor Service Representatives at 1-800-722-5457.


Sincerely yours,

JOHN HANCOCK REALTY EQUITIES, INC.
General Partner

                JOHN HANCOCK PROPERTIES LIMITED PARTNERSHIP
                   (A Massachusetts Limited Partnership)



                                 SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized, on the 25th day of January, 1996.




                    John Hancock Properties Limited Partnership

                    By:  John Hancock Realty Equities, Inc.
                         Managing General Partner




                         By:  WILLIAM M. FITZGERALD
                              ---------------------
                              William M. Fitzgerald
                              President




                         By:  RICHARD E. FRANK
                              ---------------------
                              Richard E. Frank
                              Treasurer (Chief Accounting Officer)